Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-167730 on Form N-2 of our report dated March 18, 2013 relating to the consolidated financial statements and financial highlights of Corporate Capital Trust, Inc. and subsidiaries appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California
March 22, 2013